Exhibit 8(a)(2)

                                                             [LOGO] State Street

                       STATE STREET BANK AND TRUST COMPANY

                             Custodian Fee Schedule

                         SCUDDER, STEVENS & CLARK FUNDS

                              (See Attachment "A")

                            Effective October 1, 1986

--------------------------------------------------------------------------------

      I.    Administration

            Custody, Portfolio and Fund Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.

            The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                            ANNUAL FEES PER PORTFOLIO

                                                    Custody, Portfolio
                Fund Net Assets                     and Fund Accounting
                ---------------                     -------------------
                First $20 Million                   1/10 of 1%
                Next $80 Million                    1/ 25 of 1%
                Excess                              1/100 of 1%

                Minimum Monthly charges             As stated in attachment "A"
                                                    and $2,000 for all new funds

      II.   Portfolio Trades - For each line item processed

            State Street Bank Repos                                   $ 7.00

            DTC or Fed Book Entry                                     $12.00

            New York Physical Settlements                             $25.00

            All other trades                                          $16.00

      X.    Automated Pricing

            Monthly Base Fee                                          $175.00*

            Monthly Quote Charge -

            -  Municipal Bonds via Muller Data                        $ 21.00

            -  Municipal Bonds via Kenny Information
               Systems                                                $ 16.00

            -  Government, Corporate and Convertible
               Bonds via Merrill Lynch                                $ 11.00

            -  Corporate and Government Funds via
               Muller Data                                            $ 11.00

            -  Options, Futures and Private Placements                $  6.00

            -  Foreign Equities and Bonds via Extel Ltd.              $  6.00

            -  Listed Equities, OTC Equities, and Bonds               $  6.00

            -  Corporate, Municipal, Convertible and
               Government Bonds, Adjustable Pate Preferred
               Stocks via IDSI                                        $  6.00

            For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio.

      XI.   Special Services

            Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.


      *     Does not apply to Variable Life Series

      III.  Options

            Option charge for each option written or
            closing contract, per issue, per broker                   $ 25.00

            Option expiration charge, per issue, per broker           $ 15.00

            Option exercised charge, per issue, per broker            $ 15.00

      IV.   Interest Rate Futures

            Transactions -- no security movement                      $  8.00

      V.    Coupon Bonds

            Monitoring for calls and processing coupons --
            for each coupon issue held -- monthly charge              $  5.00

      VI.   Holdings Charge

            For each issue maintained -- monthly charge               $  5.00

      VII.  Principal Reduction Payments

            Per paydown                                               $  3.00

      VIII. Dividend Charges (For items held at the Request
            of Traders over record date in street form)               $ 50.00

      IX.   Earnings Credit

            A balance credit equal to 75% of the 90 day CD rate in effect the last business day of each month will be applied to the Custodian Demand Deposit Account balance of each fund, net of check redemption service overdrafts, on a pro-rated basis against the fund's custodian fee, excluding out-of-pocket expenses. The balance credit will be cumulative and carried forward each month. Any excess credit remaining at year-end (December 31) will not be carried forward.

      XII.  Out-of-Pocket Expenses

            A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

                 Telephone
                 Wire Charges ($4.70 per wire in and $4.55 out)
                 Postage and Insurance
                 Courier Service
                 Duplicating
                 Legal Fees
                 Supplies Related to Fund Records
                 Rush Transfer -- $8.00 Each
                 Transfer Fees
                 Sub-custodian Charges
                 Price Waterhouse Audit Letter
                 Federal Reserve Fee for Return Check items over $2,500
                 $4.25
                 GNMA Transfer - $15 each

      XIII. Payment

            The above fees will be charged against the fund's custodial checking account five (5) days after the invoice is mailed the fund's offices.


SCUDDER, STEVENS & CLARK FUNDS                 STATE STREET BANK & TRUST CO.



By /s/ David S. Lee                            By /s/ [ILLEGIBLE]
   ------------------------------                 ------------------------------
Title President                                Title Vice President
Date  October 7, 1986                          Date  October 7, 1986

                                ATTACHMENT "A"
                                                             [LOGO] State Street

Fund No.                   Fund Name                           Monthly Minimum
--------                   ---------                           ---------------

7201          Scudder Income                                      $1,000
7202          Scudder Growth & Income                              1,000
7203          Scudder Capital Growth                               1,000
7217          Scudder Government Mortgage Securities               2,000
7208          Scudder Cash Investment Trust                        1,500
7209          Scudder Managed Muni Bond                            1,500
7211          Scudder Government Money                             1,500
7290          Scudder California Tax Free                          1,500
7291          Scudder New York Tax Free                            1,500
7241          Scudder Global                                       2,500
7232          Scudder Target General 1986                          1,000
7233          Scudder Target General 1987                          1,000
7234          Scudder Target General 1990                          1,000
7240          Scudder Target General 1994                          1,000
7237          Scudder Target Government 1986                       1,000
7238          Scudder Target Government 1987                       1,000
7239          Scudder Target Government 1990                       1,000
7260          Scudder Tax Free Target 1987                         1,000
7261          Scudder Tax Free Target 1990                         1,000
7262          Scudder Tax Free Target 1993                         1,000
7251          Scudder Tax Free Target 1996                         1,000
7264          Scudder U.S. Government Zero Coupon 1990             1,000
7265          Scudder U.S. Government Zero Coupon 1995             1,000
7266          Scudder U.S. Government Zero Coupon 2000             1,000
7267          Scudder U.S. Government Zero Coupon 2005             1,000
7268          Scudder U.S  Government Zero Coupon 2010             1,000
7213          Scudder Variable Life Money Market                   1,000
7214          Scudder Variable Life Equity                         1,000
7215          Scudder Variable Life Diversified                    1,000
7216          Scudder Variable Life Bond                           1,000
7210          Scudder Tax Free Money Fund                          1,500
7253          Scudder Variable Life Zero Coupon 1990               1,000
7254          Scudder Variable Life Zero Coupon 1995               1,000
7255          Scudder Variable Life Zero Coupon 2000               1,000
7256          Scudder Variable Life Zero Coupon 2005               1,000
7257          Scudder Variable Life Zero Coupon 2010               1,000

                                 ATTACHMENT "B"

                            to Custodian Fee Schedule
                             Dated October 1, 1986

Fund No.                   Fund Name                           Monthly Minimum
--------                   ---------                           ---------------

7295          Scudder Equity Income                               $1,000
7292          Scudder High Yield Tax Free                          1,500
7225          Scudder California Tax Free Money                    1,500
7224          Scudder New York Tax Free Money                      1,500
7206          Scudder Variable Life International                  1,500
7223          Scudder Mass Tax Free                                1,500
7226          Scudder Ohio Tax Free                                1,500
7227          Scudder Penn Tax Free                                1,500



SCUDDER, STEVENS & CLARK FUNDS                STATE STREET BANK & TRUST CO.


By /s/ David S. Lee                            By /s/ [ILLEGIBLE]
   ------------------------------                 ------------------------------
Title President                                Title Vice President
Date  June 26, 1987                            Date  4/8/88